SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

        Date of Report (Date of earliest event reported): June 30, 2004
                               AEROCENTURY CORP.
             (Exact name of Registrant as specified in its charter)

    DELAWARE                                               94-3263974
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                          1440 Chapin Avenue, Suite 310
                              Burlingame, CA 94010
               (Address of principal executive offices) (Zip Code)

                                  650-340-1888
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)


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 Items 5, 6. Other Events; Resignation of Registrant's Director

     Effective June 30, 2004, Maurice J. Averay resigned from the Board of Directors of AeroCentury Corp for health reasons. The Board of Directors, including all of the independent members of the Board of Directors, have voted unanimously to appoint Thomas G. Hiniker, to the vacancy created by Mr. Averay's resignation.

     Mr. Hiniker is President and Chairman of AIRFUND Corporation, an international aircraft lessor and marketing agency he founded in 1984. His career spans forty years in the aviation industry and includes positions at General Electric Company, Bankers Leasing Group and Arlington Leasing. His educational background includes a bachelor's degree in nuclear physics from the University of Minnesota and a masters in business administration from Union College. He is also a member of the Board of Directors of the International Society of Transport Aircraft Traders (ISTAT).


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 30, 2004

AEROCENTURY CORP.

By: /s/ Neal D. Crispin

Neal D. Crispin,
Chairman of the Board and President